UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2008

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 28, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) recommended that the Board approve, and the Board approved, an annual incentive bonus plan (the “Annual Incentive Plan”) for the fiscal year ending March 31, 2009. The performance goals for the Annual Incentive Plan are operating earnings per share, adjusted operating income as a percentage of total revenues, adjusted EBITDA (“Adjusted EBITDA”) and DSOs (as each of those measurements is determined consistent with the Company’s press release dated May 22, 2008 filed as an exhibit to the Company’s Current Report on Form 8-K for the event dated May 22, 2008). The performance goals will be equally weighted. Under the Annual Incentive Plan, the achievement of the performance goals at approximately 90% of target will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at approximately 110% of target will result in a payout of 150% of targeted annual bonus. Following Board review and approval, the Committee made targeted annual bonus awards under the Annual Incentive Plan to the Company’s executive officers as follows: R. Terry Blakemore, President and Chief Executive Officer -- 100% of base salary or $550,000; Michael McAndrew, Vice President, Chief Financial Officer, Treasurer and Secretary -- 80% of base salary or $252,000; and Francis W. Wertheimber, Senior Vice President -- 50% of base salary or $132,500.
     In addition, on May 28, 2008, the Committee recommended that the Board approve, and the Board approved, a new Long-Term Incentive Plan (the “LTIP”) for the two fiscal years ending March 31, 2010. The LTIP is comprised of a cash performance award representing 60% of the award and a stock option grant representing 40% of the award. The cash performance award will be earned based on the Company’s cumulative Adjusted EBITDA for the two fiscal years ending March 31, 2010, and will be paid out at 50% of the targeted cash award based on achievement of 75% of the Adjusted EBITDA target, 100% of the targeted cash award based on achievement of 100% of the Adjusted EBITDA target and 150% of the targeted cash award based on achievement of 120% of the Adjusted EBITDA target. The stock options granted pursuant to the LTIP will vest over a three-year period. Following Board review and approval, the Committee made the following awards under the LTIP to the Company’s executive officers: Mr. Blakemore -- a targeted cash award of $1,200,000 and a stock option grant for 80,000 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), with an exercise price of $28.93 per share; Mr. McAndrew -- a targeted cash award of $300,000 and a stock option grant for 20,000 shares of Common Stock with an exercise price of $28.93 per share; and Mr. Wertheimber -- a targeted cash award of $150,000 and a stock option grant for 10,000 shares of Common Stock with an exercise price of $28.93 per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: June 3, 2008	By:	/s/ R. Terry Blakemore
R. Terry Blakemore
President and Chief Executive Officer

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